Exhibit 10.1
FIRST AMENDMENT TO CONSULTING AGREEMENT
     This First Amendment to Consulting Agreement (this “Amendment”) dated as of October 30, 2009 is by and between AptarGroup, Inc., a Delaware corporation (the “Company”), and Carl Siebel Consulting GmbH (the “Consultant”).
RECITALS
     WHEREAS, the Company and the Consultant have entered into that certain Consulting Agreement dated as of October 17, 2007 and effective as of January 1, 2008 (the “Consulting Agreement”); and
     WHEREAS, the Company and the Consultant desire to amend the term of the Consulting Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties intending to be legally bound hereby agree as follows:
AGREEMENT
     1. Section 1 (Term of Agreement). Section 1 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:
The Company hereby agrees to retain the Consultant as a consultant, and the Consultant hereby agrees to be retained by the Company, upon the terms and subject to the conditions hereof for the period commencing on January 1, 2008 (the “Effective Date”) and ending on June 30, 2010, unless earlier terminated pursuant to Section 5 hereof.
     2. Effect on the Consulting Agreement. (a) On and after the date hereof, each reference in the Consulting Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Consulting Agreement as amended hereby.
     (b) Except as specifically amended by this Amendment, the Consulting Agreement shall remain in full force and effect and the Consulting Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. Upon the execution and delivery hereof, the Consulting Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendment made hereby was originally set forth in the Consulting Agreement, and this Amendment and the Consulting Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Consulting Agreement.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Consulting Agreement to be duly executed as of the day and year first above written.

AptarGroup, Inc.

By:	/s/ Peter Pfeiffer

Name: Peter Pfeiffer
Title: President and Chief Executive Officer

Carl Siebel Consulting GmbH

By:	/s/ Carl A. Siebel

Name: Carl A. Siebel
Title: Geschäftsführer

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